SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) October 24, 1996


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.
-----------  -----------------------------------     ------------------

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

1-10764      ENTERGY ARKANSAS, INC.                  71-0005900
             (an Arkansas corporation)
             425 West Capitol Avenue, 40th Floor
             Little Rock, Arkansas 72201
             Telephone (501) 377-4000


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Form 8-K                                                   Page 1
October 29, 1996



Item 5.   Other Information

A. Entergy Corporation and Entergy Arkansas, Inc. issued the following press release on October 24, 1996.


      Entergy will file a Transition to Competition plan with the

Arkansas  Public Service Commission (APSC) today that  calls  for the  accelerated  writedown  of  pre-1996  Arkansas  Nuclear  One investment costs and acceleration of the writedown for  Arkansas'

allocated  share of Grand Gulf.  Both writedowns would end  seven years from the approval date by the APSC.

      The  proposal includes rate decreases totaling $123 million over  the 18-month period from mid-1997 to early 1999.  The first decrease would amount to $75 million upon APSC approval, followed by  decreases  of $33 million in early 1998 and  $15  million  in early 1999.  With respect to the impact of this filing on Entergy

Arkansas'  net  income, approximately $100 million  of  the  rate reductions  would  be offset by the expiration of  deferred  rate recovery  mechanisms associated with the Grand Gulf phase-in  and other deferrals.

      "This  plan creates an orderly transition process to  bring about  a  competitive marketplace in seven years,"  said  Entergy

Executive Vice President for External Affairs Jerry Jackson.  "It

ensures  there  will  be  no  cost shifting  from  one  group  of customers  to  another, and it makes service  reliability  a  top priority,"

Form 8-K                                                   Page 2
October 29, 1996



      By  paying  off the ANO and Grand Gulf costs at an  earlier date,  Entergy will be better able to offer customers competitive

prices   in  an  unregulated,  competitive  environment,  Jackson

explained.

     A major feature of the filing is that it includes a proposal for  a  nonbypassable  charge covering the  unamoritized  nuclear investment,  including Grand Gulf purchases  and  decommissioning costs currently reflected in rates.

     "Our filing with the APSC is a comprehensive plan that meets the test of fairness and reasonableness," Jackson said.  "We look forward to working with the Commission on this issue."



B. Entergy Corporation and Entergy Arkansas, Inc. issued the following press release on October 28, 1996.

      Entergy Corporation's Board of Directors has authorized its nuclear  management  subsidiary,  Entergy  Operations,  Inc.,  to negotiate  a  contract, with appropriate cancellation provisions,

for  fabrication and replacement of steam generators at  Arkansas

Nuclear One, Unit 2.

     It generally takes more than four years for steam generators to  be  built and delivered. Entergy estimated that the  cost  of

fabrication  and  replacement  of  steam  generators   could   be

approximately $150 million. Entergy will have an option to cancel the order up to year 2000.

      As previously reported, cracks in steam generator tubes  at

ANO-2  were repaired after being discovered during an  outage  in

1992.    Further  inspections  and  repairs  were  conducted   at

subsequent  refueling and mid-cycle outages, including  the  most recent refueling outage in October 1995.

Form 8-K                                                   Page 3
October 29, 1996



      Entergy said the Board's decision to proceed is based to  a great  extent on the excellent operating performance of the unit.

The  858-MW  Combustion  Engineering  pressurized  water  reactor achieved a three-year average capacity factor between 1993-95  of

87.7  percent.  On August 19, 1996, the unit broke  its  previous record  of 257 consecutive days on line and has now operated  327 days without interruption.

      Arkansas Nuclear One is owned by Entergy Arkansas, Inc.,  a wholly owned Entergy subsidiary.

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation
                                 Entergy Arkansas, Inc.


                                 By:   /s/Louis E. Buck
                                          Louis E. Buck
                                     Vice President and Chief
                                        Accounting Officer

Dated:  October 29, 1996